SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
Current Report
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Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2010 (February 24, 2010)

MangoSoft, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30781	87-0543565
(State or other	(Commission file	(I.R.S. Employer
jurisdiction of	number)	Identification Number)
incorporation)

108 Village Square, Suite 315
Sommers, New York   10589
(Address of Principal Executive Offices)

_________________________________
(Prior Address if Changed From Last Report)

(914) 669-5333
 (Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers.

Effective February 24, 2010, Selig Zises resigned his interim roles as Chairman and CEO of the Company.  Dennis Goett replaces Mr. Zises as Chairman and CEO.  At that same time, Elliott H. Singer and Joseph Luminoso, were elected to the Company’s Board of Directors.  Mr. Singer brings experience in both corporate development and board service. He founded A+ Communications, a telecommunications company, and built it into a $100 million enterprise. He serves on two other boards; Neurologix Inc. and Ameritrans Capital Corporation and is a founding principal of Fairview Advisors, a middle market merchant bank.  Mr. Luminoso is a seasoned software and services senior executive who manages Technical Solutions for 3Par, a manufacturer of systems and software for data storage and information management. He has a long history of successful IT management having previously served at SoftNet Technologies, NetApp and Computer Associates. Mr. Luminoso also served on the board of SoftNet Technologies.

Item 7.01   Regulation FD Disclosure.

On March 19, 2010, the Company announced in a press release (MangoSoft Expands Board, Realigns Management) that Selig Zises resigned his interim roles as Chairman and CEO and was replaced by Dennis Goett.  Additionally, it was announced that Elliott H. Singer and Joseph Luminoso were elected to the Company’s Board of Directors. A copy of the press release is attached hereto as Exhibit 99.01.  The information in this Form 8-K being furnished under this Item 7.01 and Exhibit 99.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of such Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01   Other Events.

On March 19, 2010, the Company announced the resignation of interim Chairman and C.E.O. Selig Zises and the election of Elliott H. Singer and Joseph Luminoso to the Company’s Board of Directors.

Item 9.01   Financial Statements and Exhibits.

a.	Exhibits.
99.01	Press Release Dated March 19, 2010.

Signatures

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2010	MangoSoft, Inc. (Registrant)

	By:	/s/ Dennis M. Goett
Dennis M. Goett/ CEO